CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated April 27, 2011, for the MP63 Fund (the “Fund”) and to all references to our firm included in or made a part of this Post Effective Amendment No. 14 under the Securities Act of 1933 and Post-Effective Amendment No. 15 under the Investment Company Act of 1940 to MP63 Fund’ Registration Statement on Form N-1A, including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm”  in the Statement of Additional Information of the Fund.

/s/ WithumSmith+Brown, P.C.

New Brunswick, NJ

June 30, 2011